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EXHIBIT 99.1

For Immediate Release via PR Newswire

December 22, 2003

Source:    RBC Bearings
60 Round Hill Road
Fairfield, CT 06824
Contact:    Wade Costello (203) 255-1511; wcostello@rbcbearings.com

RBC Bearings Purchases Timken Airframe Products Business

(Fairfield, CT) Roller Bearing Company of America, Inc. (RBC Bearings) completed the agreement with The Timken Company to purchase its fixed-wing airframe products line today. The purchase included certain assets at a Timken factory in Torrington, CT, as well as selected airframe product lines manufactured in Keene, NH. Airframe products included in the purchase are aircraft ball bearings, aircraft rod end bearings, radial bearings, and aircraft needle bearing track rollers.

        "We are excited about this acquisition because the product lines purchased complement our broad range of aircraft bearing products, and significantly enhance our ability to more completely serve the global aircraft industry," said Michael J. Hartnett, President and CEO of RBC Bearings.

        Founded in 1919, RBC Bearings is a global manufacturer of standard and custom-engineered bearing products for a diverse group of industries, including: aerospace, construction, mining, material handling, transportation, automation and robotics, machine tool, and semiconductor equipment manufacturing.

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Notes to editors:

Contact:    Wade Costello (203) 255-1511; wcostello@rbcbearings.com

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  EXHIBIT 99.1